CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15-LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

September 16, 1996

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-
58896,  33-91656, 333-03241, 33-74068, 33-74066,  33-91658,  333-
00475,  333-03237, 33-75684, 33-80834, 33-93372, 333-09633,  333-
09637,  and  333-09655) of the CUC International Inc.  1985  Non-
Qualified  Stock  Option  Plan, the CUC International  Inc.  1985
Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock
Option Plan as amended, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. 1994 Employee Stock Option Plan as amended, the CUC International Inc. Savings Incentive Plan, the CUC International Inc. 1994 Directors Stock Option Plan, the Sierra On-Line, Inc. 1987 Stock Option Plan, the Sierra On-Line, Inc. 1995 Stock Option and Award Plan and the Papyrus Design Group Inc. 1992 Stock Option Plan, respectively and in the Registration Statements (Form S-3s:
Numbers  33-30306, 33-47271, 33-58598, 33-63237 and 33-95126)  of
our report dated September 4, 1996 relating to the unaudited condensed consolidated interim financial statements of CUC
International Inc. which are included in its Form 10-Q for the quarter ended July 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




Stamford, Connecticut